FOR: PROLIANCE INTERNATIONAL, INC.

Contact:
Arlen F. Henock
Chief Financial Officer
(203) 859-3626
FOR IMMEDIATE RELEASE
FD
Investor Contact: Eric Boyriven,
Alexandra Tramont
Media Contact: Jack Gutt
(212) 850-5600

PROLIANCE REAFFIRMS FOURTH QUARTER GUIDANCE, ANNOUNCES

START-UP OF REPLACEMENT FACILITY IN MISSISSIPPI AND STATUS OF RELATED INSURANCE AND CREDIT AGREEMENTS

NEW HAVEN, CT, February 29, 2008 – Proliance International, Inc. (AMEX: PLI) today issued an update:

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Reaffirming fourth quarter and second half 2007 guidance;

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Announcing the start-up of a replacement facility for the Southaven, Mississippi facility severely damaged by tornadoes, as previously announced; and

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Reporting on the status of related developments involving insurance coverage and its credit facility.

Based on preliminary unaudited results, the Company expects to report improved year over year financial performance for the fourth quarter ended December 31, 2007, and a small pre-tax profit, before restructuring and debt extinguishment expenses, for the second half of 2007.  This update is consistent with previous guidance.  Details regarding the Company’s financial performance will be provided when the Company announces its fourth quarter and 2007 results in March.

Proliance announced that a temporary distribution facility in Southaven, Mississippi began shipping product on February 14, 2008.  The temporary facility replaces a major leased facility that, as previously reported, was severely damaged earlier this month by two tornadoes that also destroyed a significant portion of the Company’s automotive heat exchange inventory.  The Company’s other product lines and businesses continue to perform without interruption.

“While the new facility is rapidly ramping up, our ability to restart work with our full complement of employees, none of whom thankfully were severely injured, is a very positive development,” said Charles E. Johnson, President and CEO of Proliance.  “Through the determined efforts of our associates in Southaven, backed by the support of our business operations and suppliers around the world, we have resumed partial customer shipments faster than anticipated.  We especially are appreciative of the support we received from our customers during this trying period.”

Proliance reported that it has received a $10 million preliminary insurance advance related to damages sustained at the original Southaven facility.  This advance, which represents only a portion of the expected final recovery, has been used to reduce obligations under the Company’s credit facility with Silver Point Finance, LLC.  Proliance’s insurance policy covers losses of property and from business interruption up to $80 million, which, the Company believes, should provide more than sufficient coverage with respect to the damages arising from the casualty at the original Southaven facility.

In addition, based on preliminary unaudited financial results, the Company believes that certain 2007 loan covenants have not been met.   Proliance is working closely with its lenders to cure the situation or obtain waivers which, the Company believes, it will obtain.  Proliance noted, however, that there can be no assurance that it will be able to cure the situation or obtain waivers at a reasonable cost, or at all.  Nevertheless, Silver Point has continued to provide working capital, on a discretionary basis, to fund day-to-day operations.  Proliance is examining potential financing alternatives to supplement or replace the Silver Point financing.

Proliance is filing a report on Form 8-K with the Securities and Exchange Commission today that describes its agreement with the parties to its credit facility as to the application of the insurance proceeds and other related matters.

ABOUT PROLIANCE INTERNATIONAL, INC.

Proliance International, Inc. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.’s Strategic Corporate Values Are:

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Being An Exemplary Corporate Citizen

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Employing Exceptional People

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Dedication To World-Class Quality Standards

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Market Leadership Through Superior Customer Service

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Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products, the discretionary actions of its lenders and changes in interest rates.  Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.  Factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the

2006 Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q of Proliance, and Proliance's other filings with the SEC.  The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

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